Exhibit (h)(8)

                                 CITIZENS FUNDS
                                230 Commerce Way
                              Portsmouth, NH 03801

                                November 17, 2003


BISYS Funds Services Ohio, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-8012

     Re:   Citizens Funds - Fund Accounting Agreement

Ladies and Gentlemen:

     This letter serves as notice that Citizens Small Cap Value Fund (the "Fund") is added to the list of series to which BISYS Funds Services Ohio, Inc. ("BISYS") renders services as fund accounting agent pursuant to the terms of the Fund Accounting Agreement dated as of August 18, 2003 (the "Agreement") between Citizens Funds and BISYS.

     Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.



                                   CITIZENS FUNDS

                                   By:     ____________________________________

                                   Title:  ____________________________________

Acknowledgment:

BISYS FUND SERVICES OHIO, INC.

By:      ________________________________


Title:   ________________________________

                              AMENDED AND RESTATED
                                DISTRIBUTION PLAN
                               Dated July 3, 2001

1. The Plan. This Plan (the "Plan") is the written plan contemplated by Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "Act") of Citizens Funds (the "Trust"), with respect to each of the Trust's series listed on Exhibit A hereto (each, a "Fund" and, collectively, the "Funds").

2. Definitions. As used in this Plan, the following terms shall have the following meanings:

     (a) "Qualified Recipient" shall mean a Fund's Distributor and any broker-dealer or other "person" (as that term is defined in the Act) which (i) has entered into a written agreement (a "related agreement") that complies with the Rule with a Fund's Distributor or the Fund and
          (ii) has rendered distribution or shareholder servicing assistance (whether direct, administrative or both) with respect to the Fund.

     (b) "Qualified Trustees" shall mean the Trustees of the Trust who are not interested persons, as defined in the Act, of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreement related to this Plan. While this Plan is in effect, the selection and nomination of Qualified Trustees shall be committed to the discretion of such Qualified Trustees. Nothing herein shall prevent the involvement of others in such selection and nomination if the final decision on any such selection and nomination is approved by a majority of such Qualified Trustees.

     (c) "Permitted Payments" shall mean payments to Qualified Recipients as permitted by this Plan.

     (e)  "Shares" shall mean shares of beneficial interest of a Fund.

3. Distribution and Servicing Activities. Subject to the supervision of the Trustees of the Trust, the Trust may:

     (a) engage, directly or indirectly, in any activities primarily intended to result in the sale of Shares of a Fund, which activities may include, but are not limited to payments to any Qualified Recipient for (i) distribution services, (ii) services in respect of the sale of Shares of a Fund, (iii) advertising, marketing or other promotional activity, and (iv) preparation, printing, and distribution of prospectuses and statements of additional information and reports of the Trust for recipients other than regulators and existing shareholders of the Trust; and

     (b) make payments, directly or indirectly, to any Qualified Recipient for providing personal service and/or the maintenance of shareholder accounts.

     The Trust is authorized to engage in the activities listed above either directly or through other persons with which the Trust has entered into agreements related to this Plan.

4. Permitted Payments. The expenditures to be made by the Trust pursuant to this Plan and the basis upon which payment of such expenditures will be made shall be determined by the Trustees of the Trust, but in no event may such expenditures exceed an amount calculated at the rate of 0.25% per annum of the average daily net assets of the Standard Class Shares of each Fund and 0.25% per annum of the average daily net assets of the Administrative Class Shares of each Fund offering the same. Payments pursuant to this Plan may be made directly by the Trust to Qualified Recipients. For purposes of determining the fees payable under this Plan, the value of each Fund's average daily net assets shall be computed in the manner specified in the applicable Fund's then-current prospectus and statement of additional information.

5. Trust's Expenses. The Trust shall pay all expenses of its operations, including the following, and such expenses shall not be subject to the limitation set forth in paragraph 4 above: organization costs of each Fund; compensation of Trustees; governmental fees; interest charges; loan commitment fees; taxes; membership dues in industry associations allocable to the Trust; fees and expenses of independent auditors, legal counsel and any manager or investment adviser, transfer agent, shareholder servicing agent, registrar or dividend disbursing agent of the Trust; expenses of issuing and redeeming shares of beneficial interest and servicing shareholder accounts; expenses of preparing, typesetting, printing and mailing prospectuses, statements of additional information, shareholder reports, notices, proxy statements and reports to governmental officers and commissions and to existing shareholders of the Fund; expenses connected with the execution, recording and settlement of security transactions; insurance premiums; fees and expenses of the custodian for all services to a Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of the Fund (including but not limited to the fees of independent pricing services); expenses of meetings of shareholders; expenses relating to the issuance, registration and qualification of shares; and such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Trust may be a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

     It is recognized that the manager or investment adviser to a Fund may, from time to time, use its management fee revenues as well as past profits or its resources from any other source, to make payments to the Distributor or other parties with respect to any expenses incurred in connection with the distribution of the Shares of the Fund, including the activities described in paragraph 3 above, and further that any Distributor, shareholder servicing agent or service agent may use its past profits or its resources from any other source, to make payments with respect to the distribution of the Shares of a Fund, including the activities described in paragraph 3 above, and any such payments by such manager, investment adviser, Distributor, shareholder servicing agent or service agent shall not constitute expenditures made pursuant to this Plan and shall not be subject to the limitation set forth in paragraph 4 above. Notwithstanding the foregoing, to the extent that any payments made by a Fund to any manager or investment adviser or any affiliate thereof, including payments made from such manager's or adviser's management or advisory fee, should be deemed to be indirect financing of any activity primarily intended to result in the sale of the Shares of such Fund within the context of Rule 12b-1, then such payments shall be deemed to be authorized by this Plan but shall not be subject to the limitation set forth in paragraph 4 above.

6. No Admission of Authority. The adoption of this Plan does not constitute any admission that the adoption of the Rule or any particular provisions thereof represented an authorized exercise of authority by the Securities and Exchange Commission.

7. Reports. The Treasurer of the Trust shall provide to the Trustees of the Trust and the Trustees shall review quarterly a written report of the amounts expended pursuant to this Plan and any related agreement and the purposes for which such expenditures were made.

8. Effectiveness, Continuation, Termination and Amendment. This Plan is effective as to all Funds and classes of Funds listed on Exhibit A on the date of the amendment and restatement of this Agreement, and, as to any series and/or class of any series added to Exhibit A after the date hereof, this Agreement shall become effective with respect to that series or class, as applicable, on the date indicated on Exhibit A attached hereto. Exhibit A may be amended from time to time to add additional series and classes of the Trust. This Plan has been approved with respect to each Fund (i) by a vote of the Board of Trustees of the Trust and of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on this Plan; and (ii) by a vote of holders of at least a "majority" (as defined in the Act) of the outstanding voting securities of each class of Shares of the Fund to which this Plan applies. The Plan, unless terminated as hereinafter provided, shall continue in effect as to any class of Shares of a Fund for successive annual periods after its effectiveness only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees and its Qualified Trustees cast in person at a meeting called for the purpose of voting on such continuance. This Plan may be terminated at any time as any to any class of Shares of any Fund by a vote of a majority of the Qualified Trustees or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of that class of Shares. This Plan may not be amended to increase materially the amount of payments to be made without shareholder approval, as set forth in (ii) above, and all amendments must be approved in the manner set forth under (i) above.

                                    EXHIBIT A


--------------------------------------------------------------------------------
Fund:                                            Classes:

--------------------------------------------------------------------------------
Citizens Core Growth Fund                        Standard Class shares
--------------------------------------------------------------------------------
Citizens Core Growth Fund                        Administrative Class shares
--------------------------------------------------------------------------------
Citizens Emerging Growth Fund                    Standard Class shares
--------------------------------------------------------------------------------
Citizens Emerging Growth Fund                    Administrative Class shares
--------------------------------------------------------------------------------
Citizens Small Cap Core Growth Fund              Standard Class shares
--------------------------------------------------------------------------------
Citizens Small Cap Core Growth Fund              Administrative Class shares
(added November 17, 2003
--------------------------------------------------------------------------------
Citizens Value Fund                              Standard Class shares
(added August 20, 2001)
--------------------------------------------------------------------------------
Citizens Value Fund                              Administrative Class shares
(added November 17, 2003)
--------------------------------------------------------------------------------
Citizens Global Equity Fund                      Standard Class shares
--------------------------------------------------------------------------------
Citizens Global Equity Fund                      Administrative Class shares
--------------------------------------------------------------------------------
Citizens International Growth Fund               Standard Class shares
--------------------------------------------------------------------------------
Citizens Income Fund                             Standard Class shares
--------------------------------------------------------------------------------
Citizens Income Fund                             Administrative Class shares
(added November 17, 2003)
--------------------------------------------------------------------------------
Citizens Balanced Fund                           Standard Class shares
(added August 19, 2002)
--------------------------------------------------------------------------------
Citizens Balanced Fund                           Administrative Class shares
(added November 17, 2003)
--------------------------------------------------------------------------------
Citizens Ultra Short Bond Fund                   Standard Class shares
(added August 19, 2002)
--------------------------------------------------------------------------------
Citizens Ultra Short Bond Fund                   Administrative Class shares
(added November 17, 2003)
--------------------------------------------------------------------------------
Citizens 300 Fund                                Standard Class shares
(added February 17, 2003)
--------------------------------------------------------------------------------
Citizens 300 Fund                                Administrative Class shares
(added November 17, 2003)
--------------------------------------------------------------------------------
Citizens Investment Grade Bond Fund              Standard Class shares
(added February 17, 2003)
--------------------------------------------------------------------------------
Citizens Investment Grade Bond Fund              Administrative Class shares
(added November 17, 2003)
--------------------------------------------------------------------------------
Citizens Small Cap Value Fund                    Standard Class shares
(added November 17, 2003)
--------------------------------------------------------------------------------
Citizens Small Cap Value Fund                    Administrative Class shares
(added November 17, 2003)
--------------------------------------------------------------------------------